EXHIBIT 10.1
SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the "Agreement") is entered into on the 10th day of September, 2009, by and between Joel H. Edelson (“Buyer”) and U.S.A. Capital Management Group, Inc. (“Seller”).

EXPLANATORY STATEMENT

WHEREAS, Seller desires to sell, and Buyer desires to acquire, all of the outstanding common stock of Anasazi Capital Corp., on the terms described below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, conditions and promises hereinafter set forth, the parties hereto agree as follows:

1.           PURCHASE AND SALE.

1.1           Shares.  On the terms and subject to the conditions herein provided, Seller agrees to sell, transfer and assign to Buyer, and Buyer agrees to purchase and acquire from Seller, on the Closing Date (as defined in Section 1.4 below), Five Million (5,000,000) shares (the “Shares”) of Common Stock of Anasazi Capital Corp. (the “Company”).  The Company has issued and outstanding an aggregate of Five Million (5,000,000) shares of Common Stock.

1.2           Excluded Liabilities.  Buyer will not acquire, and Seller shall pay or cause the Company to pay, all of the Company’s liabilities as of the Closing Date.

1.3           Purchase Price.

(1)           Purchase Price.  The aggregate purchase price for the Shares to be sold by Seller and to be purchased by Buyer is Ten Thousand Dollars ($10,000), which is payable upon the closing of this Agreement.

(2)           Manner of Payment.  Buyer shall pay the Purchase Price by cashier’s check or wire transfer of immediately available funds to an account designated by Seller.

1.4           Closing; Effective Date.  Subject to the satisfaction of the conditions stated in Section 6, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the Seller's office at 10:00 a.m. Miami, Florida time on the date first above written (the “Closing Date”).

1.5           Transactions and Documents at Closing.

(1)           Deliveries by Seller.  At the Closing, Seller shall deliver to Buyer:

(1)	the certificate representing the Shares in proper form for transfer to Buyer;

(2)	the resignation of the Company’s sole officer and director;

(3)	the stock ledger, minute book, corporate seal and books and records of the Company; and

(4)	a certified copy of all necessary corporate action approving the Seller’s execution, delivery and performance of this Agreement.

(2)           Deliveries by Buyer.  At the Closing, Buyer shall deliver to Seller:

(1)	payment of the Purchase Price; and

(2)	a certified copy of all necessary corporate action approving Buyer’s execution, delivery and performance of this Agreement.

2.           ADDITIONAL AGREEMENTS.

2.1           Cooperation; Further Assurances.  Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents, provide such other notices or communications and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out the intended purposes of this Agreement.

3.           REPRESENTATIONS, COVENANTS AND WARRANTIES OF SELLER.

To induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to and covenant with Buyer as follows:

3.1           Organization.  The Seller warrants that the Company is a corporation legally formed and organized and in good standing under the laws of the State of Florida, and has the corporate power and authority to carry on the business it is now executing.

3.2           Execution; No Inconsistent Agreements.

(1)           The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized and approved by Seller, and this Agreement is a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

(2)           The execution and performance of this Agreement by Seller does not constitute a breach or violation of the organizational or governing documents of Seller or the Company, or a material default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any agreement or obligation to which Seller or the Company is a party.

3.3           Title to Shares.  Seller shall transfer to Buyer good and valid title to the Shares, free and clear of all liens and encumbrances.

3.4           SEC Filings.  The Seller warrants that the Company has filed with the United States Securities and Exchange Commission (“SEC”) a registration statement on Form 10-SB effective pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Company meets the criteria of a reporting company, as established under Section 12(g) of the Exchange Act.  The Seller warrants that the Company is current on all reports required to be filed by it pursuant to Sections 13 and 15 of the Exchange Act.

3.5           No Litigation.  The Seller warrants that the there are no legal actions, suits, arbitrations, or other administrative, legal or governmental proceedings threatened or pending against the Company and/or Seller or against the Seller or other employee, officer, director or stockholder of Company.  Additionally, Seller is not aware of any facts which may/might result in or form a basis of such action, suit, arbitration or other proceeding on any basis whatsoever.

3.6           No Subsidiaries.  The Seller warrants that the Company has no subsidiaries or any direct or indirect ownership interest in any other corporation, partnership, association, firm or business in any manner.

3.7           No Employee Benefits.  The Seller warrants that the Company and/or Seller does not have in effect, nor has any present intention to put into effect any employment agreements, deferred compensation, pension retirement agreements or arrangements, options arrangements, bonus, stock purchase agreements, incentive or profit–sharing plans.

3.8           No Finder’s Fees.  The Seller warrants that no person or entity has, or will have, any right, interest or valid claim against the Company for any commission, fee or other compensation in connection with the sale of the Shares herein, as a finder or broker or in any similar capacity as a result of any act or omission by the Company and/or Seller or anyone acting on behalf of the Company and/or Seller.

3.9           No Third Party Agreements.  The Seller warrants that the Company has not conducted any business and/or entered into any agreements with third parties.

3.10           No Liabilities or Assets.  Seller warrants that the Company is being transferred to Buyer with no liabilities and little or no assets.

3.11           Warranty.  The Seller warrants that the Seller shall defend and hold Buyer and the Company harmless against any action by any third party against either of them arising out of, or as a consequence of, any act or omission of Seller or the Company prior to, or during the closing contemplated by this Agreement.

4.           REPRESENTATIONS, COVENANTS AND WARRANTIES OF BUYER.

To induce Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to and covenants with Seller as follows:

4.1           Authorization.   Buyer warrants that he has the power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby.

4.2            Execution; No Inconsistent Agreements; Etc.

(1)           The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized and approved by Buyer and this Agreement is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

(2)           The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any agreement or obligation to which Buyer is a party.

4.3           Investment Representation.  Buyer understands and acknowledges that (a) the Shares have not been registered under the Securities Act, or under any state securities laws in reliance upon exemptions provided thereunder and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations, as applicable, and (b) the representations and warranties contained herein are being relied upon by the Seller as a basis for the exemption for the transfer of the Shares pursuant to this Agreement under the registration requirements of the Securities Act and any applicable state securities laws.  Buyer is acquiring the Shares for Buyer's own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act.  Buyer has had the opportunity to review the books and records of the Company and has been furnished or provided access to such relevant information that Buyer has requested.  Buyer is knowledgeable, sophisticated and experienced in business and financial matters of the type contemplated by this Agreement and is able to bear the risks associated with an investment in the Company.  Buyer has considered the investment in the Shares and has had an opportunity to ask questions of and receive answers from the sole officer and director of the Company about the Shares and the business and financial condition of the Company sufficient to enable it to evaluate the risks and merits of its investment in the Company.

4.4           Status of Buyer.  Buyer is an “accredited investor" within the meaning of Rule 501 promulgated under the Securities Act.

4.5           No Solicitation.  Buyer warrants that at no time was Buyer presented with, or solicited by or through any leaflet, public promotional message or any other form of general solicitation or advertising promoting the sale of the Shares that are the subject of this Agreement.

4.6           Rule 144.  Buyer hereby represents his acknowledgment and consent that the Shares that are the subject of this Agreement, are deemed to be “restricted securities” pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), and, therefore, will transfer to Buyer upon Closing subject to the resale requirements of Rule 144.

4.7           SEC Filings.  Buyer hereby represents and warrants, under penalty of perjury, that he will file any and all documents required by the SEC to record the sale and transfer of ownership of the Company, and the change in corporate governance of the Company, in a timely and fully compliant manner.

4.8           No Finder’s Fees.  Buyer warrants that no person or entity has, or will have, any right, interest or valid claim against Seller for any commission, fee or other compensation in connection with the sale of the Shares herein, as a finder or broker or in any similar capacity as a result of any act or omission by Buyer or anyone acting on behalf of Buyer.

5.           BUYER'S ACCESS TO INFORMATION AND ASSETS.  Buyer and its authorized representatives, at Buyer’s own expense, shall have access to the books, records, employees, counsel, accountants, and other representatives of the Company at all times reasonably requested by Buyer for the purpose of conducting an investigation of the Company's financial condition, corporate status, operations, business, assets and properties.

6.           CLOSING CONDITIONS.

6.1           Conditions to Obligations of Seller.  The obligations of Seller to carry out the transactions contemplated by this Agreement are subject, at the option of Seller, to the following conditions:

(1)           Buyer shall have furnished Seller with a certified copy of all necessary action, if any, on its behalf approving its execution, delivery and performance of this Agreement.

(2)           All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing, as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing; provided, however, that Seller shall not be entitled to refuse to consummate the transactions contemplated by this Agreement in reliance upon its own breach or failure to perform.

(3)           Buyer shall have executed and delivered to Seller the documents referred to in Section 1.5(2).

6.2           Conditions to Obligations of Buyer.  The obligations of Buyer to carry out the transactions contemplated by this Agreement are subject, at the option of Buyer, to the satisfaction of the following conditions:

(1)           Seller shall have furnished Buyer with a certified copy of all necessary corporate action on its behalf approving its execution, delivery and performance of this Agreement.

(2)           All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing, as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed and satisfied by Seller at or prior to the Closing; provided, however, that Buyer shall not be entitled to refuse to consummate the transactions contemplated by this Agreement in reliance upon its own breach or failure to perform.

(3)           Seller shall have executed and/or delivered to Buyer the documents referred to in Section 1.5(1).

7.           MISCELLANEOUS.

7.1           Notices.

(1)           All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person, one (1) business day after the date of mailing by Federal Express or other reputable overnight courier service or upon the expiration of three (3) days after the date of posting, if mailed by certified mail return receipt requested, postage prepaid, to the parties at the following addresses:
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(i) If to Seller:	U.S.A. Capital Management Group, Inc. 18101 Von Karman Avenue, Suite 330 Irvine, California 92612

(ii) If to Buyer:	Joel H. Edelson 513 Vintage Way Brandon, Florida 33511

(2)           Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

7.2           Counterparts; Entire Agreement; Amendment.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.  This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby.  This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of all of the parties hereto.

7.3           Governing Law; Venue.  The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.  Each party irrevocably and unconditionally: (a) agrees that any legal proceeding relating to this Agreement must be brought in the state courts in Miami, Florida, or the United States District Court for the Southern District of Florida; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any proceeding in any such court; and (d) agrees that service of any court paper may be effected on it by mail, or in such other manner as may be provided under applicable laws or court rules in the State of Florida.

7.4           Successors and Assigns; Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, and successors; provided, however, that no party hereto may assign or transfer this Agreement or any of its rights hereunder, in whole or in part, except upon the prior written consent of the other party hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

SELLER:

U.S.A. CAPITAL MANAGEMENT GROUP, INC.

By:           /s/ Paul Garcia
     Paul Garcia, President

BUYER:

   /s/ Joel H. Edelson
JOEL H. EDELSON